November 5 , 2015 Third Quarter 2015 Earnings Call

Safe Harbor Statement F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2014, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Financial Summary and Macroeconomic Overview FINANCIAL RESULTS (1) • Total return of (0.2%) through first nine months of 2015(2) – Q3-2015 cash dividend of $0.26 per share • Comprehensive Loss of $92.8 million – Return on average equity of (9.4%), or ($0.25) per share • Core Earnings of $79.4 million, or $0.22 per share(3) • Repurchase of 1.4 million shares of common stock; accretive to book value – Average purchase price of $8.96; aggregate cost of $12.5 million MACROECONOMIC CONSIDERATIONS • Interest rate volatility remains heightened – Possibility the Fed will raise rates in late 2015 or early 2016 • Unemployment remains low; 5.1% in September • Home price appreciation 6.4% on rolling 12-month basis, according to CoreLogic(4) 3 (1) Data for the three months ended September 30, 2015, except where noted. (2) See Appendix slide 14 for calculation of 2015 year-to-date return on book value. (3) Core Earnings is a non-GAAP measure. Please see Appendix slide 17 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. (4) Source: CoreLogic Home Price Index rolling 12-month change as of September 30, 2015.

Operational Business Update SIGNIF ICANT GROW TH ACROSS OPERAT IONAL BUSINESSES DURING THIRD QU ARTER 2015 4 Sponsored two prime jumbo securitizations; total UPB of $606 million Retained AAA and credit pieces from each deal Pipeline (interest rate locks and prime jumbo residential mortgage loan holdings) robust Closed on two bulk acquisitions, totaling approximately $6.1 billion UPB Added three flow-sellers Capital deployment accelerated Closed eight loans; initial loan carrying value of approximately $245 million

Strategic Update 5 PROVIDING CAPITAL SOLUTIONS TO THE U.S . REAL ESTATE MARKET MORTGAGE LOAN CONDUIT AND MSR COMMERCIAL REAL ESTATE • Expand originator network and product offerings while continuing to be a regular issuer • Active MSR participant through bulk purchases and flow agreements • Continued deployment of equity capital • Market opportunity remains attractive and scalable OPERATIONAL BUSINESSES DRIVE FRANCHISE VALUE AND STOCKHOLDER RETURNS • Appealing investment opportunities • Potential to drive long-term, high-quality returns and valuation

(Dollars in millions, except per share data) Q3-2015 Book Value ($M) Q3-2015 Book Value per share YTD-2015 Book Value ($M) YTD-2015 Book Value per share Beginning stockholders’ equity $3,971.6 $10.81 $4,068.0 $11.10 Cumulative effect of adoption of new accounting principle (ASU 2014-13) n/a (3.0) Beginning stockholders’ equity - adjusted $3,971.6 $10.81 $4,065.0 $11.10 GAAP Net Income: Core Earnings, net of tax 79.4 253.6 Realized gains, net of tax (3.1) 119.5 Unrealized mark-to-market gains, net of tax (111.1) (91.6) Other comprehensive loss (58.0) (282.8) Dividend declaration (95.5) (286.3) Other 1.7 7.4 Balance before capital transactions $3,785.0 $3,784.8 Repurchase of common stock (12.5) (12.5) Issuance of common stock, net of offering costs 0.2 0.4 Ending stockholders’ equity $3,772.7 $10.30 $3,772.7 $10.30 Book Value 6 Q3-2015 Comprehensive Loss of $92.8 million; $1.3 million loss year-to-date Declared Q3-2015 dividend of $95.5 million, or $0.26 per share

Q2-2015 Q3-2015 Variance ($) Variance (%) Interest income $152.5 $152.8 $0.3 0.2% Interest expense $35.0 $37.0 ($2.0) (5.9%) Net interest income $117.5 $115.8 ($1.7) (1.5%) Loss on swaps and swaptions ($26.2) ($19.4) $6.8 25.8% Gain on other derivatives $6.4 $5.6 ($0.8) (11.2%) Servicing income, net of amortization on MSR $17.2 $10.8 ($6.4) (37.2%) Other $1.0 $1.1 $0.1 11.6% Total other income ($1.6) ($1.9) ($0.3) (17.7%) Expenses $35.3 $35.6 ($0.3) (0.8%) Income taxes $0.4 ($1.1) $1.5 n/a Core Earnings(1) $80.2 $79.4 ($0.8) (0.9%) Core Earnings Summary (1) 7 Q3-2015 FINANCIAL HIGHLIGHTS (1) Core Earnings is a non-GAAP measure. Please see Appendix slide 17 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. • Interest income flat quarter-over-quarter ― Sold U.S. Treasury bond in Q2-2015 ― Sold approximately $0.8 billion Agency securities ― Offset by an increase in prime jumbo loans, mortgage loans held-for-investment in securitization trusts and commercial real estate loans • Swap costs decreased by 25.8% ― Lower average notional balance ― Treasury hedge unwound in Q2-2015 ― Average interest spread on swaps decreased • Servicing income, net of amortization on MSR, decreased by 37.2% ― Primarily due to higher MSR amortization

Financing Profile 8 REPURCHASE AGREEMENTS • Focused on diversification and financial stability across repo counterparties • Outstanding borrowings of $8.0 billion with 21 active counterparties • Continued to ladder repo maturities; average 57 days to maturity FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $3.7 billion • Average maturity approximately 13 years; average borrowing rate 0.38% MATURIT Y PROFILE OF JUST OVER 4 YEARS ON AGGREGATE REPO BORROWIN GS AND FHLB ADVANCES

Portfolio Performance and Hedging 9 Q 3 - 2 015 P E R FO R M A NC E H I G H L I G H TS (1) “Legacy” non-Agency RMBS includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency RMBS includes bonds issued after 2009. (2) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps. BOOK VALUE IMPACTED BY WIDER AGENCY AND CREDIT SPREADS AND T IGHTENING OF SWAPS VERSUS U.S. TREASURIES RATES • Agency yields decreased modestly quarter-over-quarter due to slightly higher prepayments CREDIT • Credit yields were stable COMMERCIAL • Strong yields on initial holdings HEDGING • Continued to maintain low interest rate exposure Q 3 - 2 015 N E T I N T E R E ST Y I E L D Three Months Ended June 30, 2015 Sept. 30, 2015 Annualized portfolio yield during the quarter 4.16% 4.14% Rates Agency RMBS, Agency Derivatives and MSR 3.4% 3.3% Credit Non-Agency RMBS, Legacy(1) 8.5% 8.6% Non-Agency RMBS, New issue(1) 4.3% 4.1% Net economic interest in securitization trusts 4.7% 4.9% Prime jumbo residential mortgage loans 3.8% 3.9% Commercial 7.5% 7.9% Annualized cost of funds on average repurchase and advance balance during the quarter(2) 1.37% 1.31% Annualized interest rate spread for aggregate portfolio during the quarter 2.79% 2.83%

Portfolio Composition

CAPITAL ALLOCATION TO MSR, CONDUIT AND COMMERCIAL REAL ESTATE INCREASING

PORTFOLIO COMPOSITION[(1)]

$14.1 BILLION PORTFOLIO AS OF SEPTEMBER 30, 2015

($ billions)



Commercial[(2)]
$0.29
Conduit
$1.71
Non-Agency
$2.41
Agency
$9.20
MSR[(3)]
$0.49
Rates[(4)] $9.69B
Credit[(5)] $4.12B
Commercial $0.29B

HISTORICAL CAPITAL ALLOCATION

	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2015	Long-Term Trend[(6)]
Rates[(4)]				
Agency	54%	44%	41%	↓
MSR	1%	12%	12%	↑
Credit[(5)]				
Non-Agency	44%	36%	30%	↓
Conduit	1%	8%	13%	↑
Commercial	n/a	n/a	4%	↑

(1) For additional detail on the portfolio, see appendix slides 18-22.
(2) Commercial consists of senior and mezzanine commercial real estate debt and related instruments.
(3) MSR includes Ginnie Mae buyout residential mortgage loans.
(4) Assets in "Rates" include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans.
(5) Assets in "Credit" include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL.
(6) The capital allocation strategies are intended to be illustrative of allocation trends and reflect the company's current expectations based on a variety of market, economic and regulatory factors. Actual portfolio composition and allocation strategies may differ materially.

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• Sponsored two securitizations, totaling approximately $606 million unpaid principal balance (UPB) – Retained approximately $250 million in AAAs; subordinates and IOs of approximately $32 million – Sponsored seven securitizations year-to-date(1) • Pipeline (interest rate locks and prime jumbo residential mortgage loan holdings) healthy at September 30, 2015 – Prime jumbo residential mortgage loan holdings of $715 million; interest rate lock commitments of $501 million • Added three flow-sale MSR relationships; closed on two bulk purchases, investing approximately $67 million – Subsequent to quarter-end, added two additional flow-sellers for a total of six relationships $22 $222 $694 $438 $579 $646 $680 $642 $356 $575 $493 $606 $3,105 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $0 $500 $1,000 $1,500 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Securitized 2013 - Q3-2015 Settled Securitized Conduit and MSR Update 11 SETTLED AND SECURITIZED LOANS (1) As of October 31, 2015. (2) Includes only securitizations sponsored under Agate Bay Mortgage Trust issuer program. (2)

• Capital allocation increased to 4%; total loan carrying value of $291 million • Added eight loans during the quarter ― Four senior and four mezzanine ― Diverse group of properties throughout the United States • One investment financed at September 30, 2015; securing additional financing for senior and mezzanine structures subsequent to quarter-end ― Subsequent to quarter-end successfully financed senior loans through the FHLB • Pipeline continuing to grow • Plan to deploy additional capital during the fourth quarter of 2015 and into 2016 Commercial Real Estate Update 12

Appendix

Return on Book Value 14 (1) Return on book value for nine-month period ended September 30, 2015 is defined as the decrease in book value from December 31, 2014 to September 30, 2015 of $0.80 per share, plus dividends declared of $0.78 per share, divided by December 31, 2014 book value of $11.10 per share. Return on book value YTD-2015 (Per share amounts, except for percentage) Book value at December 31, 2014 $11.10 Book value at September 30, 2015 $10.30 Decrease in book value ($0.80) Dividends declared in 2015-YTD $0.78 Return on book value 2015-YTD ($0.02) Return on book value 2015-YTD(1) (0.2%)

DIV IDENDS (1) Financial Performance 15 COMPREHENSIVE INCOME BOOK VALUE AND DIV IDEND PER SHARE (1) GAAP NET INCOME (LOSS) (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. $152.6 $42.2 $88.9 $2.7 ($92.8) 14.9% 4.1% 8.7% 0.3% (9.4%) -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% $(100) $(50) $- $50 $100 $150 $200 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Comp. Income ($M) Comp. Income ROAE (%) $11.25 $11.10 $11.08 $10.81 $10.30 $0.26 $0.26 $0.26 $0.26 $0.26 $6.00 $12.00 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Book Value ($) Dividend Declared ($) $193.6 ($37.0) $94.8 $221.5 ($34.8) $0.53 ($0.10) $0.26 $0.60 ($0.09) ($1.00) ($0.50) $0.00 $0.50 $1.00 $(50) $75 $200 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 GAAP Net Inc. ($M) GAAP EPS ($) $0.26 $0.26 $0.26 $0.26 $0.26 10.8% 10.4% 9.8% 10.7% 11.8% 0.0% 5.0% 10.0% 15.0% $0.00 $0.10 $0.20 $0.30 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Dividend per Share ($) Dividend Yield (%)

Operating Performance

(In millions, except for per share data)	Core Earnings	Realized Gains	Unrealized MTM	Q2-2015 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q3-2015 Financials
Interest income	$152.5	$ -	$ -	$152.5	$152.8	$ -	$ -	$152.8
Interest expense	35.0	-	-	35.0	37.0	-	-	37.0
Net interest income	$117.5	-	-	$117.5	$115.8	-	-	$115.8
Net other-than-temporary impairment losses	-	-	(0.2)	(0.2)	-	-	(0.2)	(0.2)
Gain (loss) on investment securities	-	83.3	(13.3)	70.0	-	66.4	(2.3)	64.1
(Loss) gain on interest rate swaps and swaptions	(26.2)	(74.9)	146.0	44.9	(19.4)	(61.9)	(90.4)	(171.7)
Gain (loss) on other derivative instruments	6.4	(9.1)	(2.8)	(5.5)	5.6	(20.0)	13.9	(0.5)
Gain (loss) on residential mortgage loans held-for-sale	-	7.6	(14.4)	(6.8)	-	5.6	10.4	16.0
Servicing income	30.5	-	-	30.5	32.0	-	-	32.0
(Loss) gain on servicing asset	(13.3)	-	30.9	17.6	(21.2)	-	(40.3)	(61.5)
Other income (loss)	1.0	(3.8)	(13.8)	(16.6)	1.1	(1.5)	2.6	2.2
Total other (loss) income	(1.6)	3.1	132.6	134.1	(1.9)	(11.4)	(106.1)	(119.4)
Management fees & other operating expenses	35.3	1.6	-	36.9	35.6	3.1	-	38.7
Net income (loss) before income taxes	80.6	1.5	132.4	214.5	78.3	(14.5)	(106.3)	(42.5)
Income tax expense (benefit)	0.4	(2.5)	(4.9)	(7.0)	(1.1)	(11.4)	4.8	(7.7)
Net income (loss)	**$80.2**	**$4.0**	**$137.3**	**$221.5**	**$79.4**	**($3.1)**	**($111.1)**	**($34.8)**
Weighted average EPS	$0.22	$0.01	$0.37	$0.60	$0.22	($0.01)	($0.30)	($0.09)

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GAAP to Core Earnings Reconciliation (1) Reconciliation of GAAP to non-GAAP Information (In thousands, except for per share data) Three Months Ended June 30, 2015 Three Months Ended September 30, 2015 Reconciliation of net income (loss) to Core Earnings: Net income (loss) $221,501 ($34,790) Adjustments for non-core earnings: Gain on sale of securities and residential mortgage loans, net of tax (85,633) (62,372) Unrealized loss (gain) on securities and residential mortgage loans held-for-sale, net of tax 18,032 (4,444) Other-than-temporary impairment loss 170 238 Unrealized (gain) loss on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax (144,223) 89,062 Realized loss on termination or expiration of swaps and swaptions, net of tax 70,877 48,972 Loss on other derivative instruments, net of tax 8,396 2,656 Realized and unrealized loss (gain) on financing securitizations, net of tax 17,593 (1,108) Realized and unrealized (gain) loss on mortgage servicing rights, net of tax (27,578) 39,209 Securitization deal costs, net of tax 1,614 1,740 Change in representation and warranty reserve, net of tax (592) 253 Core Earnings $80,157 $79,416 Weighted average shares outstanding 367,074,131 367,365,973 Core Earnings per weighted average share outstanding $0.22 $0.22 17 (1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Rates: Agency RMBS Metrics 18 AGENCY RMBS CPR(1) AGENCY PORTFOLIO YIELDS AND METRICS (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. (3) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (4) Securities collateralized by loans of less than or equal to $85K. (5) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools, consisting of borrowers who have refinanced through HARP. (6) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation (FICO). Portfolio Yield Realized Q2-2015 At June 30, 2015 Realized Q3-2015 At Sept. 30, 2015 Agency yield 3.1% 3.2% 3.3% 3.2% Repo and FHLB costs 0.4% 0.4% 0.5% 0.5% Swap costs 1.2% 1.0% 0.9% 0.8% Net interest spread 1.5% 1.8% 1.9% 1.9% Portfolio Metrics Q2-2015 Q3-2015 Weighted average 3-month CPR(1) 9.0% 9.7% Weighted average cost basis(2) $108.0 $108.0 Agency: Vintage & Prepayment Protection Q2-2015 Q3-2015 Other Low Loan Balance Pools(3) 37% 38% $85K Max Pools(4) 17% 17% HECM 16% 14% 2006 & subsequent vintages – Premium and IOs 10% 10% High LTV (predominately MHA)(5) 4% 5% Prepay protected 5% 4% Seasoned (2005 and prior vintages) 4% 4% 2006 & subsequent vintages – Discount 4% 4% Low FICO(6) 3% 4% AGENCY PORTFOLIO COMPOSITION 7.9% 7.5% 8.2% 9.0% 9.7% 0.0% 5.0% 10.0% 15.0% Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Agency RMBS CPR

Rates: Agency RMBS 19 As of Sept. 30, 2015 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% 647 677 7.4% 684 3.5% 9 4.0-4.5% 4,850 5,272 57.3% 5,213 4.2% 25 ≥ 5.0% 595 673 7.3% 643 5.5% 81 6,092 6,622 72.0% 6,540 4.2% 31 15-Year fixed 3.0-3.5% 50 52 0.6% 50 3.0% 58 4.0-4.5% 2 2 0.0% 2 4.0% 63 ≥ 5.0% 1 1 0.0% 1 6.6% 115 53 55 0.6% 53 3.1% 59 HECM 1,239 1,330 14.5% 1,293 4.7% 46 Hybrid ARMs 107 115 1.2% 112 3.5% 138 Other-fixed 632 663 7.2% 635 4.5% 90 IOs and IIOs 3,984 412(1) 4.5% 386 3.8% 73 Total $12,107 $9,197 100.0% $9,019 4.3% 38 (1) Represents the market value of $241.5 million of IOs and $170.9 million of Agency Derivatives.

Rates: Mortgage Servicing Rights 20 As of Dec. 31, 2014 As of Mar. 31, 2015 As of June 30, 2015 As of Sept. 30, 2015 Fair value ($M) $452.0 $410.2 $437.6 $447.3 Unpaid principal balance ($M) $44,949.1 $43,974.9 $42,811.3 $48,117.3 Weighted average coupon 3.9% 3.9% 3.9% 3.9% Original FICO score 748 748 749 751 Original LTV 74% 74% 74% 74% 60+ day delinquencies 1.5% 1.3% 1.4% 1.1% Net servicing spread 25 basis points 25 basis points 25 basis points 25 basis points Vintage: Pre-2009 3.5% 3.4% 3.4% 2.9% 2009-2012 61.2% 60.4% 59.1% 52.8% Post 2012 35.3% 36.2% 37.5% 44.3% Percent of MSR portfolio: Conventional 72.9% 73.6% 74.4% 78.3% Government FHA 20.3% 19.7% 19.1% 16.2% Government VA/USDA 6.8% 6.7% 6.5% 5.5%

Credit: Non-Agency RMBS Metrics 21 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $58.98 at September 30, 2015. Portfolio Yield Realized Q2-2015 At June 30, 2015 Realized Q3-2015 At Sept. 30, 2015 Non-Agency yield 7.9% 7.8% 7.8% 7.5% Repo and FHLB costs 1.9% 1.9% 1.9% 1.9% Swap costs 0.0% 0.0% 0.0% 0.0% Net interest spread 6.0% 5.9% 5.9% 5.6% NON-AGENCY RMBS CPR Non-Agency: Loan Type Q2-2015 Q3-2015 Sub-prime 65% 63% Prime 12% 13% Option-ARM 7% 7% Alt-A 3% 3% Other 13% 14% Portfolio Metrics Q2-2015 Q3-2015 Weighted average 3-month CPR 6.0% 6.9% Weighted average cost basis(1) $63.0 $63.7 4.1% 4.2% 5.1% 6.0% 6.9% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Non-Agency RMBS CPR

Credit: Non-Agency RMBS

As of September 30, 2015	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,655.8	$744.8	$2,400.6
% of non-agency portfolio	69%	31%	100%
Average purchase price[1]	$57.93	$76.41	$63.66
Average coupon	2.8%	2.7%	2.8%
Weighted average market price[2]	$75.47	$87.54	$78.84
Collateral attributes:			
Average loan age (months)	99	82	95
Average loan size ($K)	$398	$294	$369
Average original Loan-to-Value	70.6%	73.3%	71.4%
Average original FICO[3]	650	686	660
Current performance:			
60+ day delinquencies	25.2%	14.3%	22.1%
Average credit enhancement[4]	9.1%	15.0%	10.8%
3-Month CPR[5]	4.7%	11.8%	6.9%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $53.33, $73.57 and $58.98, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Repo and FHLB Financing(1) 23 (1) As of September 30, 2015. (2) Excludes FHLB membership and activity stock totaling $153.7 million as of September 30, 2015. Repo and FHLB Collateral(2) Repo FHLB Total ($M) Available-for-sale securities, at fair value $8,532.5 $2,867.1 $11,399.6 Derivative asset, at fair value $170.9 - $170.9 Residential mortgage loans held-for-sale, at fair value $9.7 $693.3 $703.0 Commercial real estate loans held-for-investment $45.7 - $45.7 Net economic interests in consolidated securitization trusts $399.0 $556.5 $955.5 $9,157.8 $4,116.9 $13,274.7 Repo Maturities Amount ($M) Percent (%) Within 30 days $3,340.1 41.8% 30 to 59 days $2,424.4 30.4% 60 to 89 days $15.6 0.2% 90 to 119 days $1,009.2 12.6% 120 to 364 days $1,193.6 15.0% $7,982.9 100.0% FHLB Maturities Amount ($M) Percent (%) > 1 and ≤ 3 years $651.2 17.5% > 3 and ≤ 5 years $815.0 22.0% > 10 years $2,243.8 60.5% $3,710.0 100.0%

Maturities Notional Amounts ($B) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) Payers Hedging Repo and FHLB Advances 2016 $1.7 0.698% 0.324% 1.0 2017 $2.4 0.864% 0.312% 1.8 2018 $0.8 0.944% 0.318% 2.4 2019 $0.3 1.730% 0.303% 3.7 2020 and after $2.8 1.845% 0.305% 7.4 $8.0 1.216% 0.312% 3.7 Other Payers 2018 $2.1 1.563% 0.332% 3.2 2020 and after $1.2 2.164% 0.321% 5.3 $3.3 1.787% 0.328% 4.0 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Other Receivers 2019 $0.6 0.333% 1.440% 3.1 2020 and after $2.2 0.323% 2.485% 7.7 $2.8 0.326% 2.268% 6.7 Interest Rate Swaps(1) 24 (1) As of September 30, 2015.

Interest Rate Swaptions(1) 25 (1) As of September 30, 2015. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer < 6 Months $14.6 $0.1 1.7 $3,600 2.63% 3M LIBOR 5.7 ≥ 6 Months $227.8 $70.1 49.0 $8,310 3.94% 3M LIBOR 6.5 Total Payer $242.4 $70.2 49.0 $11,910 3.55% 3M LIBOR 6.3 Sale Contracts: Payer ≥ 6 Months ($81.2) ($9.2) 21.0 ($800) 3.44% 3M LIBOR 10.0 Total Payer ($81.2) ($9.2) 21.0 ($800) 3.44% 3M LIBOR 10.0 Receiver < 6 Months ($4.4) ($5.8) 1.8 ($1,100) 3M LIBOR 1.49% 7.3 Total Receiver ($4.4) ($5.8) 1.8 ($1,100) 3M LIBOR 1.49% 7.3